EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 20, 2024, with respect to the consolidated financial statements of ZJK Industrial Co., Ltd. included in its Annual Report on Form 20-F for each of the two years in the period ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ TPS Thayer, LLC

Sugar Land, Texas

June 27, 2025